Exhibit 4.1

EXECUTION VERSION

FOURTH SUPPLEMENTAL INDENTURE

THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of June 29, 2009 (the “Fourth Supplemental Indenture”), among INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED, a company duly organized and existing under the laws of Bermuda (the “Company”), INGERSOLL-RAND COMPANY LIMITED, a company duly organized and existing under the laws of Bermuda (“IR Limited”), INGERSOLL-RAND INTERNATIONAL HOLDING LIMITED, a company duly organized and existing under the laws of Bermuda (the “Successor Guarantor”), INGERSOLL-RAND PLC, a company duly organized and existing under the laws of Ireland (the “New Parent”), and WELLS FARGO BANK, N.A., a national banking association, acting as Trustee under the Indenture, as defined herein (the “Trustee”)

RECITALS:

WHEREAS, the Company, IR Limited and the Trustee have heretofore executed and delivered a certain Indenture, dated as of August 12, 2008 (as supplemented, the “Indenture”), as supplemented by the First Supplemental Indenture dated as of August 15, 2008, the Second Supplemental Indenture dated as of April 3, 2009 and the Third Supplemental Indenture dated as of April 6, 2009;

WHEREAS, IR Limited and the Successor Guarantor have entered into a share purchase agreement pursuant to which IR Limited has agreed to sell substantially all of its property to the Successor Guarantor, which sale of property is to be completed at the Effective Time (defined below);

WHEREAS, Section 801 of the Indenture provides, among other things, that IR Limited shall not sell, convey or lease all or substantially all of its property to any other corporation unless the acquiring corporation (i) expressly assumes all of the covenants and conditions of the Indenture by supplemental indenture and (ii) is a solvent corporation organized under the laws of the United States of America or a State thereof or the District of Columbia or Bermuda or of a Member State of the European Union;

WHEREAS, at the time that the proposed scheme of arrangement between IR Limited and its Class A common shareholders becomes effective (the “Effective Time”), IR Limited, the Successor Guarantor and the Company will become direct and indirect wholly owned subsidiaries of the New Parent;

WHEREAS, the New Parent desires to guarantee the due and punctual payment of principal of (and premium, if any, on) and interest on the Securities and IR Limited desires to guarantee the due and punctual payment of principal of (and premium, if any, on) and interest on the Outstanding Securities (as defined below), in each case, when and as the same shall become due and payable;

WHEREAS, Section 901 of the Indenture provides, among other things, that, the Company, IR Limited and the Trustee may amend or supplement the Indenture, without the consent of any Holder, to (i) evidence the succession of another corporation to IR Limited and the assumption by any such successor of the covenants of IR Limited in the Indenture and in the Guarantee; and (ii) make any other provisions with respect to matters or questions arising under the Indenture that do not adversely affect the interests of Holders under the Indenture, in any material respect;

WHEREAS, the Company, IR Limited and the Trustee have determined that this Fourth Supplemental Indenture complies with Section 901 of the Indenture and does not require the consent of any Holders and, on the basis of the foregoing, the Trustee has determined that this Fourth Supplemental Indenture is in form satisfactory to it;

WHEREAS, each of the Company, IR Limited, the Successor Guarantor and the New Parent have been authorized by resolutions of their respective Boards of Directors to enter into this Fourth Supplemental Indenture; and

WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Fourth Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

WITNESSETH:

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company, IR Limited, the Successor Guarantor, the New Parent and the Trustee hereby agree as follows:

ARTICLE ONE

DEFINITIONS

Section 101. Capitalized terms in this Fourth Supplemental Indenture that are not otherwise defined herein shall have the meanings set forth in the Indenture.

Section 102. “Additional Guarantees” shall mean the guarantees by the New Parent and IR Limited, as authenticated and delivered pursuant to this Fourth Supplemental Indenture, which guarantees are set forth in Articles Three and Four, respectively, of this Fourth Supplemental Indenture.

Section 103. “Supplemented Indenture” shall mean the Indenture as supplemented by this Fourth Supplemental Indenture.

ARTICLE TWO

ASSUMPTION BY SUCCESSOR GUARANTOR

Section 201. IR Limited represents and warrants to the Trustee as follows:

(a) IR Limited is an exempted company duly incorporated, validly existing and in good standing under the laws of the Islands of Bermuda.

(b) The execution, delivery and performance by it of this Fourth Supplemental Indenture have been authorized and approved by all necessary corporate action on its part.

Section 202. The Successor Guarantor represents and warrants to the Trustee as follows:

(a) The Successor Guarantor is an exempted company duly incorporated, validly existing and in good standing under the laws of the Islands of Bermuda.

(b) The execution, delivery and performance by it of this Fourth Supplemental Indenture have been authorized and approved by all necessary corporate action on its part.

Section 203. In accordance with Section 801 of the Indenture, the Successor Guarantor hereby expressly assumes the performance of the obligations under the Guarantee, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by IR Limited.

Section 204. Pursuant to Section 803 of the Indenture, the Successor Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, IR Limited as the Guarantor under the Indenture, the Securities and the Guarantee with the same effect as if the Successor Guarantor had been named as “the Guarantor” in the Indenture, the Securities and the Guarantee; and thereafter IR Limited shall be relieved of all obligations and covenants under the Indenture and the Guarantee.

ARTICLE THREE

ADDITIONAL GUARANTEES OF THE NEW PARENT

Section 301. Additional Guarantees of the New Parent.

(a) The New Parent hereby fully and unconditionally guarantees to each Holder of a Security of each series authenticated and delivered by the Trustee for such Securities under the Indenture and to such Trustee for itself and on behalf of each such Holder, the due and punctual payment of principal of (and premium, if any, on) and interest on the Securities when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, and all other amounts owed under the Indenture, according to the terms thereof and of the Indenture. In case of the failure of the Company promptly to make any such payment of principal (and premium, if any, on) or interest, the New Parent hereby agrees to make any such payment to be made promptly when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

(b) The New Parent hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, joint and several, irrespective of, and shall be unaffected by any failure to enforce the provisions of such Security or the Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Security or the Trustee for the Securities of such series or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the New Parent increase the principal amount of such Security, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or alter the Stated Maturity thereof, or increase the principal amount of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration or the maturity thereof pursuant to Article Five of the Indenture. The New Parent hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under such Security and all demands whatsoever, and covenants that the Additional Guarantee of the New Parent will not be discharged except by payment in full of the principal of (and premium, if any, on) and interest on such Security or as otherwise set forth in the Indenture; provided, that if any Holder or the Trustee is required by any court or otherwise to return to the Company, the New Parent or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the New Parent any amount paid either to the Trustee or such Holder, the Additional Guarantee of the New Parent, to the extent theretofore discharged, shall be reinstated in full force and effect.

(c) The New Parent shall be subrogated to all rights of the Holder of such Security and the Trustee for the Securities of such series against the Company in respect of any amounts paid to such Holder by the New Parent pursuant to the provisions of its Additional Guarantee; provided, however, that the New Parent shall not be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of (and premium, if any, on) and interest on all Securities of the same series issued under the Indenture shall have been paid in full.

Section 302. Execution and Delivery of the Additional Guarantees of the New Parent.

To evidence its Additional Guarantee set forth in Section 301 of this Fourth Supplemental Indenture, the New Parent hereby agrees that this Fourth Supplemental Indenture shall be executed, manually or by facsimile, on behalf of the New Parent by its Chairman of the Board of Directors, its President, one of its Vice Presidents or its Treasurer.

The New Parent hereby agrees that its Additional Guarantee set forth in Section 301 of this Fourth Supplemental Indenture shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Additional Guarantee on the Securities.

If an Officer of the New Parent whose signature is on this Fourth Supplemental Indenture no longer holds that office at the time the Trustee authenticates the Securities, the Additional Guarantee of the New Parent shall be valid nevertheless.

The delivery of any Securities by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Additional Guarantee of the New Parent set forth in this Fourth Supplemental Indenture on behalf of the New Parent.

Section 303. Notice to Trustee.

The New Parent shall give prompt written notice to the Trustee for the Securities of such series of any fact known to the New Parent which prohibits the making of any payment to or by such Trustee in respect of the Additional Guarantee of the New Parent pursuant to the provisions of this Article Three of this Fourth Supplemental Indenture other than any agreement in effect on the date hereof.

Section 304. This Article Not to Prevent Events of Default.

The failure to make a payment on account of principal of (and premium, if any, on) or interest on the Securities by reason of any provision of this Article Three of this Fourth Supplemental Indenture will not be construed as preventing the occurrence of an Event of Default.

Section 305. Amendment, Etc.

No amendment, modification or waiver of any provision of the Indenture relating to the New Parent or consent to any departure by the New Parent or any other Person from any such provision will in any event be effective unless it is signed by the New Parent and the Trustee for the Securities of such series.

Section 306. Limitation on Liability.

The obligations of the New Parent hereunder will be limited to the maximum amount as will not result in the obligations of the New Parent under its Additional Guarantee constituting a fraudulent conveyance or fraudulent transfer, after giving effect to all other relevant liabilities of the New Parent.

ARTICLE FOUR

ADDITIONAL GUARANTEES OF IR LIMITED

Section 401. Additional Guarantees of IR Limited.

(a) IR Limited hereby fully and unconditionally guarantees to each Holder of a Security that has been, as of the date of this Fourth Supplemental Indenture, authenticated and delivered by the Trustee for such Securities under the Indenture (each such Security, an “Outstanding Security”) and to such Trustee for itself and on behalf of each such Holder, the due and punctual payment of principal of (and premium, if any, on) and interest on the Outstanding Securities when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, and all other amounts owed under the Indenture, according to the terms thereof and of the Indenture. In case of the failure of the Company promptly to make any such payment of principal (and premium, if any, on) or interest, IR Limited hereby agrees to make any such payment to be made promptly when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

(b) IR Limited hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, joint and several, irrespective of, and shall be unaffected by any failure to enforce the provisions of such Outstanding Security or the Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Outstanding Security or the Trustee for the Outstanding Securities of such series or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of IR Limited increase the principal amount of such Outstanding Security, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or alter the Stated Maturity thereof, or increase the principal amount of any Outstanding Security that is an Original Issue Discount Security that would be due and payable upon a declaration of acceleration or the maturity thereof pursuant to Article Five of the Indenture. IR Limited hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Outstanding Security or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under such Outstanding Security and all demands whatsoever, and covenants that the Additional Guarantee of IR Limited will not be discharged except by payment in full of the principal of (and premium, if any, on) and interest on such Outstanding Security or as otherwise set forth in the Indenture; provided, that if any Holder or the Trustee is required by any court or otherwise to return to the Company, IR Limited or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or IR Limited any amount paid either to the Trustee or such Holder, the Additional Guarantee of IR Limited, to the extent theretofore discharged, shall be reinstated in full force and effect.

(c) IR Limited shall be subrogated to all rights of the Holder of such Outstanding Security and the Trustee for the Outstanding Securities of such series against the Company in respect of any amounts paid to such Holder by IR Limited pursuant to the provisions of its Additional Guarantee; provided, however, that IR Limited shall not be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of (and premium, if any, on) and interest on all Outstanding Securities of the same series issued under the Indenture shall have been paid in full.

Section 402. Execution and Delivery of the Additional Guarantees of IR Limited.

To evidence its Additional Guarantee set forth in Section 401 of this Fourth Supplemental Indenture, IR Limited hereby agrees that this Fourth Supplemental Indenture shall be executed, manually or by facsimile, on behalf of IR Limited by its Chairman of the Board of Directors, its President, one of its Vice Presidents or its Treasurer.

IR Limited hereby agrees that its Additional Guarantee set forth in Section 401 of this Fourth Supplemental Indenture shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Additional Guarantee on the Outstanding Securities.

Section 403. Notice to Trustee.

IR Limited shall give prompt written notice to the Trustee for the Outstanding Securities of such series of any fact known to IR Limited which prohibits the making of any payment to or by such Trustee in respect of the Additional Guarantee of IR Limited pursuant to the provisions of this Article Four of this Fourth Supplemental Indenture other than any agreement in effect on the date hereof.

Section 404. This Article Not to Prevent Events of Default.

The failure to make a payment on account of principal of (and premium, if any, on) or interest on the Outstanding Securities by reason of any provision of this Article Four of this Fourth Supplemental Indenture will not be construed as preventing the occurrence of an Event of Default.

Section 405. Amendment, Etc.

No amendment, modification or waiver of any provision of the Indenture relating to IR Limited or consent to any departure by IR Limited or any other Person from any such provision will in any event be effective unless it is signed by IR Limited and the Trustee for the Outstanding Securities of such series.

Section 406. Limitation on Liability.

The obligations of IR Limited hereunder will be limited to the maximum amount as will not result in the obligations of IR Limited under its Additional Guarantee constituting a fraudulent conveyance or fraudulent transfer, after giving effect to all other relevant liabilities of IR Limited.

ARTICLE FIVE

REPORTS BY THE NEW PARENT

Section 501. Reports by the New Parent. Clause (b) of Section 704 of the Indenture is hereby amended by deleting all references to “the Guarantor” therein and substituting in place thereof “the New Parent.”

ARTICLE SIX

MISCELLANEOUS

Section 601. This Fourth Supplemental Indenture shall become effective as of the Effective Time.

Section 602. This Fourth Supplemental Indenture is hereby executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Fourth Supplemental Indenture forms a part thereof.

Section 603. This Fourth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 604. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 605. The Article headings herein are for convenience only and shall not affect the construction hereof.

Section 606. If any provision of this Fourth Supplemental Indenture limits, qualifies or conflicts with any provision of the Supplemented Indenture which is required to be included in the Supplemented Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

Section 607. In case any provision in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 608. Nothing in this Fourth Supplemental Indenture, the Indenture or the Securities, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Fourth Supplemental Indenture or the Securities.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the date first above written.

INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED, as the Company

By	/s/ Patricia Nachtigal
Name: Patricia Nachtigal
Title: Senior Vice President

INGERSOLL-RAND INTERNATIONAL HOLDING LIMITED, as the Successor Guarantor

By	/s/ Patricia Nachtigal
Name: Patricia Nachtigal
Title: President

INGERSOLL-RAND COMPANY LIMITED, as an Additional Guarantor

By	/s/ Patricia Nachtigal
Name: Patricia Nachtigal
Title: Senior Vice President and General Counsel

By	/s/ Barbara A. Santoro
Name: Barbara A. Santoro
Title: Vice President and Secretary

INGERSOLL-RAND PLC, as an Additional Guarantor

By	/s/ Barbara A. Santoro
Name: Barbara A. Santoro
Title: Director

[Fourth Supplemental Indenture to 2008 Indenture]

WELLS FARGO BANK, N.A., as Trustee

By	/s/ Raymond Delli Colli
Name: Raymond Delli Colli
Title: Vice President

[Fourth Supplemental Indenture to 2008 Indenture]